UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2015

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 15, 2015, UPCB Finance IV Limited (“UPCB Finance IV”) issued (i) $800.0 million aggregate principal amount of its 5.375% senior secured notes due 2025 (the “Original Dollar Notes”), at par, and (ii) €600.0 million ($637.1 million at the April 15, 2015 exchange rate) aggregate principal amount of its 4% senior secured notes due 2027 (the “Euro Notes”), at par.

On May 20, 2015, UPCB Finance IV issued $340.0 million principal amount of 5.375% senior secured notes due January 15, 2025 (the "Additional Dollar Notes" and, together with the Original Dollar Notes, the "Dollar Notes"). The Additional Dollar Notes were issued 99.5% of par. We refer to the Dollar Notes and the Euro Notes as the “Notes.”

The Notes were issued pursuant to an indenture (the “Indenture”), dated April 15, 2015 (the “Issue Date”), between, among others, UPCB Finance IV and The Bank of New York Mellon, as trustee. The Dollar Notes mature on January 15, 2025. Interest on the Dollar Notes is payable semi-annually on each January 15 and July 15, beginning on January 15, 2016. The Euro Notes mature on January 15, 2027. Interest on the Euro Notes is payable semi-annually on each January 15 and July 15, beginning on January 15, 2016.

UPCB Finance IV is incorporated under the laws of the Cayman Islands, as a special purpose financing company, for the primary purpose of facilitating the offering of the Notes and is owned 100% by a charitable trust.

UPCB Finance IV, which has no material business operations, used the proceeds from (i) the Original Dollar Notes to fund a new additional facility (“Facility AL”) of the senior secured bank facility, as amended from time to time, of UPC Broadband Holding BV (the “UPC Broadband Holding Bank Facility”), with UPC Financing Partnership (“UPC Financing”) as the borrower and (ii) the Euro Notes to fund a new additional facility (“Facility AK”, together with Facility AL, the “Original New Facilities”) of the UPC Broadband Holding Bank Facility, with UPC Financing as the borrower. The proceeds of the Original New Facilities are intended to be used to (i) prepay in full outstanding amounts under Facility Y and Facility Z of the UPC Broadband Holding Bank Facility, respectively, and ultimately to redeem the remaining aggregate principal amount of (w) UPCB Finance II Limited’s 6.375% senior secured notes due 2020 and (x) UPCB Finance III Limited’s 6.625% senior secured notes due 2020, respectively, (ii) prepay in part outstanding amounts under Facility AC and Facility AD of the UPC Broadband Holding Bank Facility, respectively, and ultimately to redeem 10% of the outstanding principal amount of (y) UPCB Finance V Limited’s 7.25% senior secured notes due 2021 and (z) UPCB Finance VI Limited’s 6.875% senior secured notes due 2022, respectively, and (iii) to repay the net amount borrowed under Facility AI of the UPC Broadband Holding Bank Facility. UPC Financing and UPC Broadband Holding BV (“UPC Broadband Holding”) are (a) borrowers under the UPC Broadband Holding Bank Facility and (b) direct subsidiaries of UPC Holding BV (“UPC Holding”). UPC Holding is an indirect wholly-owned subsidiary of Liberty Global plc (“Liberty Global”). UPCB Finance IV used the proceeds from the Additional Dollar Notes to fund a new additional facility ("Facility AL2" and, together with the Original New Facilities, the "New Facilities") under the UPC Broadband Holding Bank Facility, with UPC Financing as the borrower. The call provisions, maturity and applicable interest rate for Facility AL2 is the same as those of the Additional Dollar Notes. The proceeds of Facility AL2, together with existing cash and cash equivalents, will be used to prepay in full the outstanding €400.0 million principal amount of Facility AI under the UPC Broadband Holding Bank Facility, which amount was drawn subsequent to March 31, 2015.

UPCB Finance IV is dependent on payments from UPC Financing under the New Facilities in order to service its payment obligations under the Notes. Although UPC Financing has no equity or voting interest in UPCB Finance IV, the New Facilities create a variable interest in UPCB Finance IV for which UPC Financing is the primary beneficiary, as contemplated by generally accepted accounting principles in the United States (“U.S. GAAP”). As such, UPC Financing and its parent entities, including UPC Holding and Liberty Global, will be required by the provisions of U.S. GAAP to consolidate UPCB Finance IV following the issuance of the Notes.  As such, the amounts outstanding under the New Facilities will eliminate in UPC Holding’s and Liberty Global’s consolidated financial statements.

Facility AK was made pursuant to an Additional Facility AK Accession Agreement (the “Facility AK Accession Agreement”). Pursuant to the Facility AK Accession Agreement, the call provisions, maturity and applicable interest rate for Facility AK are the same as those of the Euro Notes. Facility AL was made pursuant to an Additional Facility AL Accession Agreement (the “Facility AL Accession Agreement”). Pursuant to the Facility AL Accession Agreement, the call provisions, maturity and applicable interest rate for Facility AL are the same as those of the Original Dollar Notes. Facility AL2 was made pursuant to an Additional Facility AL2 Accession Agreement (the “Facility AL2 Accession Agreement”). Pursuant to the Facility AL Accession Agreement, the call provisions, maturity and applicable interest rate for Facility AL are the same as those of the Additional Dollar Notes.

UPCB Finance IV, as a lender under the UPC Broadband Holding Bank Facility, is treated the same as the other lenders under the UPC Broadband Holding Bank Facility and has the benefits, rights and protections that are similar to those benefits, rights and protections afforded to the other lenders. Through the covenants in the Indenture and the security interests over all of the issued shares of UPCB Finance IV and the New Facilities granted to secure UPCB Finance IV’s obligations under the Notes, the holders of Notes are provided indirectly with the benefits, rights and protections granted to UPCB Finance IV as a lender under the UPC Broadband Holding Bank Facility.

The Euro Notes are non-callable until January 15, 2021 and the Dollar Notes are non-callable until January 15, 2020. At any time prior to January 15, 2021 (in the case of Euro Notes) and January 15, 2020 (in the case of Dollar Notes), upon the occurrence of an Early Redemption Event (being a voluntary prepayment of all or a portion of Facility AK, Facility AL or Facility AL2, as applicable), UPCB Finance IV will redeem an aggregate principal amount of the Euro Notes or Dollar Notes, as applicable, equal to the amount of Facility AK, Facility AL or Facility AL2, as applicable, prepaid, at a redemption price equal to 100% of the principal amount of the relevant series of Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest and Additional Amounts (as defined in the Indenture), if any, to, the applicable redemption date.

Furthermore, at any time prior to January 15, 2021 (with respect to the Euro Notes) and January 15, 2020 (with respect to the Dollar notes), upon the occurrence of any Early Redemption Event, UPCB Finance IV will redeem an aggregate principal amount of the relevant series of Notes equal to the principal amount of relevant New Facility prepaid, not to exceed an amount equal to 10% of the original aggregate principal amount of the relevant series of Notes during each twelve month period commencing on the Issue Date, at a redemption price equal to 103% of the principal amount of the relevant series of Notes redeemed plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date.

On or after January 15, 2021, upon the occurrence of an Early Redemption Event, UPCB Finance IV will redeem an aggregate principal amount of the Euro Notes equal to the principal amount of Facility AK prepaid at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date, if redeemed during the twelve month period commencing on January 15 of the years set out below:

Year	Redemption Price
2021	102.000%
2022	101.000%
2023	100.500%
2024 and thereafter	100.000%

On or after January 15, 2020, upon the occurrence of an Early Redemption Event, UPCB Finance IV will redeem an aggregate principal amount of the Dollar Notes equal to the principal amount of Facility AL or Facility AL2 prepaid at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date, if redeemed during the twelve month period commencing on January 15 of the years set out below:

Year	Redemption Price
2020	102.688%
2021	101.792%
2022	100.896%
2023 and thereafter	100.000%

In addition, at any time prior to January 15, 2018, upon the occurrence of any Early Redemption Event with the net proceeds of one of more specified equity offerings (the “Equity Offering Early Redemption Proceeds”), UPCB Finance IV will redeem up to 40% of the aggregate principal amount of the Euro Notes or Dollar Notes, as the case may be, equal to the principal amount of the Facility AK, Facility AL or Facility AL2, as applicable, prepaid with any Equity Offering Early Redemption Proceeds in such Early Redemption Event, at the redemption price of 104.000% (in the case of Euro Notes) and 105.375% (in the case of Dollar Notes) of the principal amount of the relevant series of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to, the date of redemption.

The summary, terms, conditions and provisions of the issuance of the Notes, and the intended use of the proceeds therefrom, are qualified in their entirety by the disclosure in this Current Report on Form 8-K/A and reference to the full text of (i) the Indenture, the Facility AK Accession Agreement and the Facility AL Accession Agreement, as applicable, copies of which were filed with Liberty Global's Current Report on Form 8-K/A dated April 21, 2015 as Exhibits 4,1, 4.2 and 4.3, respectively, and (ii)

the Facility AL2 Accession Agreement, a copy of which is filed with this report as Exhibit 4.1, each of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1
Additional Facility AL2 Accession Agreement, dated May 20, 2015, among UPC Financing Partnership as Borrower, The Bank of New York Nova Scotia as Facility Agent and Security Agent, UPC Broadband Holding B.V. and UPCB Finance IV Limited as Additional Facility AL2 Lender, under the UPC Broadband Holding Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ LEONARD P. STEGMAN
Leonard P. Stegman
Managing Director

Date: May 21, 2015

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